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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       FORM 8-K

                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported)
                                  February 24, 1998

                               ANIKA THERAPEUTICS, INC.
                  (Exact name of registrant as specified in charter)

                                    Massachusetts
                    (State or Other Jurisdiction of Incorporation)

            000-21326                        04-3145961
     (Commission file number)  (IRS employer identification number)


236 West Cummings Park, Woburn, Massachusetts     01801
        (Address of principal executive offices)  (Zip code)


                                    (781) 932-6616
                 (Registrant's telephone number, including area code)

                                 Anika Research, Inc.
                                    (Former Name)





           This document contains a total of 10 pages, including exhibits.

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     Item 5.  Other Events


     On February 24, 1998, the Board of Directors of Anika Therapeutics, Inc. (the "Company") announced its year-end results for the fiscal year ended December 31, 1997. A copy of the press release announcing the year-end results is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

     The Company also announced that it has received notification from the U.S. Food and Drug Administration's Center for Devices and Radiological Health (the "FDA") that the Company's application for Pre-Market Approval ("PMA") for its ORTHOVISC-Registered Trademark- therapy for the treatment of osteoarthritis of the knee has been accepted for filing, with a filing date of December 31, 1997. In addition, the notification stated that the FDA will not refer the PMA to the Orthopedic and Rehabilitation Advisory Panel for review and recommendation. A copy of the press release announcing the acceptance of the Company's PMA is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit 99.1.  Press Release issued by the Company on February 24, 1998.

     Exhibit 99.2.  Press Release issued by the Company on February 24, 1998.

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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ANIKA THERAPEUTICS, INC.


Date: February 25, 1998        By: /s/ Sean F. Moran
                                  ------------------
                                   Sean F. Moran
                                   Vice President of Finance and Treasurer
                                  (Principal Financial and Accounting Officer)














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                          EXHIBIT INDEX
                          -------------

Exhibit                                                  Page
-------                                                  ----


99.1          Press Release dated February 24, 1998        5

99.2          Press Release dated February 24, 1998        9



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